UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2025
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SOTERA HEALTH COMPANY
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9100 South Hills Blvd, Suite 300
Broadview Heights, Ohio 44147
(Address of Principal Executive Offices) (Zip Code)
(440) 262-1410
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
Sotera Health Company (the “Company”) held its 2025 annual meeting of stockholders on May 21, 2025 (the “Annual Meeting”). At the Annual Meeting, the stockholders (1) elected all three director nominees as Class II directors to serve a three-year term until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, (2) approved the compensation of the Company’s named executive officers on a non-binding advisory basis, and (3) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.
The final results on each of the matters submitted to a vote are as follows:
1.Election of Directors

Name	For	Withheld	Broker Non-Votes
Ruoxi Chen	250,529,768	24,438,535	911,848
Karen A. Flynn	268,380,572	6,587,731	911,848
Ann R. Klee	245,999,274	28,969,029	911,848
2.Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
272,812,479	1,865,802	290,022	911,848
3.Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Votes
275,831,763	1,851	46,537	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: May 23, 2025	By:	/s/ Erika Ostrowski
Erika Ostrowski
Vice President, Deputy General Counsel and Corporate Secretary